NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Fourth Quarter and Full Year 2019 Results

Fourth Quarter Results

•GAAP EPS from continuing operations of $0.08 compared to a loss of $0.02 in the prior year fourth quarter; 2019 GAAP EPS included a $0.25 unfavorable impact associated with earnout adjustments and acquisition-related costs
•Adjusted EPS from continuing operations of $0.34 increased from $0.24 in the prior year fourth quarter
•Better than expected results were driven by the Specialty Engineered Materials segment, including record operating income from Advanced Composites platform

Full Year Results

•GAAP EPS from continuing operations of $0.97 compared to $1.09 in the prior year; 2019 GAAP EPS included a $0.51 unfavorable impact associated with earnout adjustments and acquisition-related costs
•Adjusted EPS from continuing operations increased 12% to $1.69, representing the 10th consecutive year of adjusted EPS growth
•Announced transformative portfolio improvements by divesting Performance Products and Solutions (PP&S) segment and signing definitive agreement to acquire Clariant Masterbatch business

CLEVELAND - January 28, 2020 - PolyOne Corporation (NYSE: POL) today reported its full year and fourth quarter results for 2019. Full year GAAP earnings per share from continuing operations were $0.97 in 2019 compared to $1.09 in 2018. Adjusted earnings per share in 2019 increased 12% to $1.69, from $1.51 in 2018.

Fourth quarter GAAP earnings per share from continuing operations of $0.08 in 2019 compared to a loss of $0.02 per share in the fourth quarter of 2018. Adjusted earnings per share of $0.34 in the fourth quarter of 2019 exceeded the $0.30 expected at the time of the company’s fourth quarter outlook announcement. The better than expected earnings were driven primarily by record performance from Advanced Composites.

Special items for the fourth quarter of 2019 included acquisition-related costs, partially offset by a favorable mark-to-market pension adjustment. Special items in the fourth quarter of 2018 are primarily related to an unfavorable mark-to-market pension adjustment (Attachment 3).

“Overall results for the fourth quarter were better than expected, and I’m pleased to report 12% adjusted EPS growth for the full year,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, PolyOne Corporation. “Our investments in composites and other sustainable solutions helped to distinguish our performance, as Specialty Engineered Materials (SEM) led the way in both the fourth quarter and the full year.”

The company noted that for the full year, SEM increased revenue and operating income by 16% and 20%, respectively. Growth in composites and wire and cable applications more than offset lower sales and operating income in Europe and Asia primarily resulting from weaker automotive demand. The latter demand conditions also negatively impacted the Color, Additives and Inks segment for the full year and fourth quarter.

“I also want to highlight our Distribution business, which increased operating income to a new record of $75 million for the year despite challenging end market dynamics,” Mr. Patterson continued.

“2019 marks our tenth consecutive year of adjusted EPS growth, which is a milestone accomplishment. It was also the year we took two major steps forward in our specialty transformation with the divestiture of PP&S for $775 million and the definitive agreement for the acquisition of Clariant Masterbatch,” Mr. Patterson said.

As the company disclosed in December, the Clariant transaction is expected to add $1.15 billion of annual revenue, and with run rate synergies will add $0.85 to adjusted EPS (excluding step-up of depreciation and amortization) and increase EBITDA from specialty applications to greater than 85% on a pro forma basis.

Commenting on the company's outlook, Mr. Patterson said, “We embark on the new year with clear momentum and confidence in our ability to deliver double-digit adjusted EPS growth in 2020 and beyond. With a more specialty portfolio and less exposure to cyclical end markets, we believe our best days are ahead.”

Conference Call

The company will conduct a conference call at 8:00 a.m. Eastern Time on January 28, 2020. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 8047906.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on January 28, 2020. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 8047906.

About PolyOne

PolyOne Corporation (NYSE: POL), with 2019 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and solutions. The company adds value to global customers and improves sustainability through formulating materials, such as:
•Barrier technologies that preserve the shelf-life and quality of food, beverages, medicine and other perishable goods through high-performance materials that require less plastic
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation
•Breakthrough technologies that minimize wastewater and improve the recyclability of materials and packaging across a spectrum of end uses
PolyOne employs approximately 5,600 associates, is certified ACC Responsible Care® and is a founding member of the Alliance to End Plastic Waste. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:
Joe Di Salvo
Vice President, Treasurer and Investor Relations
PolyOne Corporation
+1 440-930-1921
giuseppe.disalvo@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the finalization of the Company’s financial statements for the year ending December 31, 2019; the time required to consummate the acquisition of Clariant’s masterbatch business; the satisfaction or waiver of conditions in the purchase agreements; any material adverse changes in Clariant’s masterbatch business; the ability to obtain required regulatory or other third-party approvals and consents and otherwise consummate the proposed acquisition of Clariant’s masterbatch business; our ability to achieve the strategic and other objectives relating to the proposed acquisition of Clariant’s masterbatch business, including any expected synergies; our ability to successfully integrate Clariant’s masterbatch business and achieve the expected results of the acquisition of Clariant’s masterbatch business, including, without limitation, the acquisition being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; an ability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to acquisition and integration, working capital reductions, costs reductions and employee productivity goals; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

# # #

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Sales	$658.6	$677.1	$2,862.7	$2,881.0
Operating income	20.5	30.2	156.8	178.6
Net income (loss) from continuing operations attributable to PolyOne shareholders	6.4	(1.3)	75.5	87.7
Basic earnings (loss) per share from continuing operations attributable to PolyOne shareholders	$0.08	$(0.02)	$0.98	$1.10
Diluted earnings (loss) per share from continuing operations attributable to PolyOne shareholders	$0.08	$(0.02)	$0.97	$1.09

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income (loss) from continuing operations attributable to PolyOne shareholders	$6.4	$0.08	$(1.3)	$(0.02)
Special items, after tax (Attachment 3)	19.9	0.26	20.6	0.26
Adjusted net income / EPS - excluding special items	$26.3	$0.34	$19.3	$0.24

	Year Ended December 31, 2019		Year Ended December 31, 2018
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$75.5	$0.97	$87.7	$1.09
Special items, after tax (Attachment 3)	55.8	0.72	33.6	0.42
Adjusted net income / EPS - excluding special items	$131.3	$1.69	$121.3	$1.51

Attachment 2

PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Sales	$658.6	$677.1	$2,862.7	$2,881.0
Cost of sales	505.3	536.2	2,205.5	2,256.2
Gross margin	153.3	140.9	657.2	624.8
Selling and administrative expense	132.8	110.7	500.4	446.2
Operating income	20.5	30.2	156.8	178.6
Interest expense, net	(11.9)	(15.6)	(59.5)	(62.8)
Debt extinguishment costs	—	(1.0)	—	(1.1)
Other income (expense), net	10.7	(14.9)	12.1	(12.9)
Income (loss) from continuing operations before income taxes	19.3	(1.3)	109.4	101.8
Income taxes	(12.9)	(0.2)	(33.7)	(14.4)
Net income (loss) from continuing operations	6.4	(1.5)	75.7	87.4
Income from discontinued operations, net of income taxes	458.9	12.7	513.1	72.1
Net income	$465.3	$11.2	$588.8	$159.5
Net loss (income) attributable to noncontrolling interests	—	0.2	(0.2)	0.3
Net income attributable to PolyOne common shareholders	$465.3	$11.4	$588.6	$159.8

Earnings (loss) per share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.08	$(0.02)	$0.98	$1.10
Discontinued operations	5.97	0.17	6.64	0.91
Total	$6.05	$0.15	$7.62	$2.01

Earnings (loss) per share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.08	$(0.02)	$0.97	$1.09
Discontinued operations	5.92	0.16	6.61	0.90
Total	$6.00	$0.14	$7.58	$1.99

Cash dividends declared per share of common stock	$0.203	$0.195	$0.788	$0.720

Weighted-average shares used to compute earnings per common share:
Basic	76.9	78.6	77.2	79.7
Diluted	77.5	79.2	77.7	80.4

Attachment 3

PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of sales:
Restructuring costs	$—	$(0.1)	$0.3	$(0.6)
Environmental remediation costs	0.3	(3.9)	(10.1)	(23.1)
Reimbursement of previously incurred environmental costs	0.5	0.5	4.5	4.3
Acquisition related costs	—	0.2	(2.0)	(1.6)
Impact on cost of sales	0.8	(3.3)	(7.3)	(21.0)

Selling and administrative expense:
Restructuring, legal and other	(4.4)	(4.8)	(19.4)	(17.0)
Acquisition earnout adjustments	(15.7)	(0.7)	(36.4)	(0.7)
Acquisition related costs	(5.3)	(1.0)	(8.6)	(3.7)
Impact on selling and administrative expense	(25.4)	(6.5)	(64.4)	(21.4)

Impact on operating income	(24.6)	(9.8)	(71.7)	(42.4)

Debt extinguishment costs	—	(1.0)	—	(1.1)
Other income, net	0.1	0.2	0.5	0.4
Pension & other post-retirement benefits - mark-to-market adjustment	9.5	(15.6)	9.5	(15.6)
Impact on income from continuing operations before income taxes	(15.0)	(26.2)	(61.7)	(58.7)
Income tax (expense) benefit on above special items	(0.4)	5.5	11.1	14.7
Tax adjustments(2)	(4.5)	0.1	(5.2)	10.4
Impact of special items on net income from continuing operations attributable to PolyOne Shareholders	$(19.9)	$(20.6)	$(55.8)	$(33.6)

Diluted earnings per common share impact	$(0.26)	$(0.26)	$(0.72)	$(0.42)

Weighted average shares used to compute adjusted earnings per share:
Diluted	77.5	79.2	77.7	80.4

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures, including adjustments related to contingent consideration; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/expense from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4

PolyOne Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	Year Ended December 31, 2019	Year Ended December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$864.7	$170.9
Accounts receivable, net	326.8	347.2
Inventories, net	260.9	284.6
Current assets held for sale	—	129.7
Other current assets	54.0	66.4
Total current assets	1,506.4	998.8
Property, net	407.4	384.5
Goodwill	685.7	639.1
Intangible assets, net	469.3	422.4
Operating lease assets, net	63.8	—
Non-current assets held for sale	—	124.5
Other non-current assets	133.3	154.0
Total assets	$3,265.9	$2,723.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$18.4	$19.4
Accounts payable	283.3	305.0
Current operating lease obligations	21.0	—
Current liabilities held for sale	—	104.5
Accrued expenses and other current liabilities	372.4	128.7
Total current liabilities	695.1	557.6
Non-current liabilities:
Long-term debt	1,210.9	1,336.2
Pension and other post-retirement benefits	56.6	54.3
Deferred income taxes	63.5	69.1
Non-current operating lease obligations	42.8	—
Non-current liabilities held for sale	—	3.3
Other non-current liabilities	144.3	162.2
Total non-current liabilities	1,518.1	1,625.1

SHAREHOLDERS' EQUITY
PolyOne shareholders’ equity	1,051.9	540.0
Noncontrolling interest	0.8	0.6
Total equity	1,052.7	540.6
Total liabilities and equity	$3,265.9	$2,723.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2019	2018
Operating Activities
Net income	$588.8	$159.5
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of business, net of tax	(457.7)	—
Depreciation and amortization	87.5	88.5
Accelerated depreciation and fixed asset charges associated with restructuring activities	—	3.0
Debt extinguishment costs	—	1.1
Share-based compensation expense	12.3	10.9
Changes in assets and liabilities, net of the effect of acquisitions:
Decrease (increase) in accounts receivable	32.9	(11.3)
Decrease (increase) in inventories	40.2	(10.6)
(Decrease) increase in accounts payable	(27.1)	7.9
(Decrease) increase in pension and other post-retirement benefits	(19.7)	4.8
Increase in post-acquisition earnouts	36.4	0.7
Increase (decrease) in accrued expenses and other assets and liabilities - net	8.1	(0.8)
Net cash provided by operating activities	301.7	253.7
Investing activities
Capital expenditures	(81.7)	(76.0)
Business acquisitions, net of cash acquired	(119.6)	(98.6)
Proceeds from divestiture	761.8	—
Proceeds from other assets	51.4	4.3
Net cash used by investing activities	611.9	(170.3)
Financing activities
Borrowings under credit facilities	963.4	1,152.9
Repayments under credit facilities	(1,083.9)	(1,090.3)
Purchase of common shares for treasury	(26.9)	(123.0)
Cash dividends paid	(60.9)	(56.1)
Repayment of other debt	(1.8)	(16.4)
Repayment of long-term debt	(6.5)	(6.5)
Payments on withholding tax on share awards	(2.4)	(4.1)
Debt financing costs	(0.2)	(4.6)
Net cash used by financing activities	(219.2)	(148.1)
Effect of exchange rate changes on cash	(0.6)	(8.0)
Increase (decrease) in cash and cash equivalents	693.8	(72.7)
Cash and cash equivalents at beginning of year	170.9	243.6
Cash and cash equivalents at end of year	$864.7	$170.9

Attachment 6

PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Sales:
Color, Additives and Inks	$226.7	$240.9	$1,003.8	$1,046.5
Specialty Engineered Materials	177.5	150.5	745.7	645.8
Distribution	272.4	304.8	1,192.2	1,265.4
Corporate and eliminations	(18.0)	(19.1)	(79.0)	(76.7)
Sales	$658.6	$677.1	$2,862.7	$2,881.0

Gross margin:
Color, Additives and Inks	$73.9	$78.1	$338.4	$353.4
Specialty Engineered Materials	47.7	36.9	200.2	171.7
Distribution	31.0	30.6	132.1	125.8
Corporate and eliminations	0.7	(4.7)	(13.5)	(26.1)
Gross margin	$153.3	$140.9	$657.2	$624.8

Selling and administrative expense:
Color, Additives and Inks	$46.7	$48.1	$191.0	$194.9
Specialty Engineered Materials	28.2	24.7	113.4	99.4
Distribution	14.0	13.6	56.7	54.3
Corporate and eliminations	43.9	24.3	139.3	97.6
Selling and administrative expense	$132.8	$110.7	$500.4	$446.2

Operating income:
Color, Additives and Inks	$27.2	$30.0	$147.4	$158.5
Specialty Engineered Materials	19.5	12.2	86.8	72.3
Distribution	17.0	17.0	75.4	71.5
Corporate and eliminations	(43.2)	(29.0)	(152.8)	(123.7)
Operating income	$20.5	$30.2	$156.8	$178.6

Attachment 7

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to Consolidated Statements of Income	2019	2018	2019	2018

Sales	$658.6	$677.1	$2,862.7	$2,881.0

Gross margin - GAAP	153.3	140.9	657.2	624.8
Special items in gross margin (Attachment 3)	(0.8)	3.3	7.3	21.0
Adjusted Gross margin	$152.5	$144.2	$664.5	$645.8

Adjusted Gross margin as a percent of sales	23.2%	21.3%	23.2%	22.4%

Operating income - GAAP	20.5	30.2	156.8	178.6
Special items in operating income (Attachment 3)	24.6	9.8	71.7	42.4
Adjusted Operating income	$45.1	$40.0	$228.5	$221.0

Adjusted Operating income as a percent of sales	6.8%	5.9%	8.0%	7.7%

The tables below reconciles pre-special income tax expense and the pre-special effective tax rate to their most directly comparable GAAP financial measures.

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$19.3	$15.0	$34.3	$(1.3)	$26.2	$24.9

Income tax expense - GAAP	(12.9)	—	(12.9)	(0.2)	—	(0.2)
Income tax impact of special items (Attachment 3)	—	0.4	0.4	—	(5.5)	(5.5)
Tax adjustments (Attachment 3)	—	4.5	4.5	—	(0.1)	(0.1)
Income tax (expense) benefit	$(12.9)	$4.9	$(8.0)	$(0.2)	$(5.6)	$(5.8)

Effective Tax Rate	66.8%		23.2%	(15.4)%		23.3%

	Year Ended December 31, 2019			Year Ended December 31, 2018
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$109.4	$61.7	$171.1	$101.8	$58.7	$160.5

Income tax expense - GAAP	(33.7)	—	(33.7)	(14.4)	—	(14.4)
Income tax impact of special items (Attachment 3)	—	(11.1)	(11.1)	—	(14.7)	(14.7)
Tax adjustments (Attachment 3)	—	5.2	5.2	—	(10.4)	(10.4)
Income tax expense	$(33.7)	$(5.9)	$(39.6)	$(14.4)	$(25.1)	$(39.5)

Effective Tax Rate	30.8%		23.1%	14.1%		24.6%

Liquidity is calculated as follows:

(In millions)	As of December 31, 2019
Cash and cash equivalents	$864.7
Revolving credit availability	281.1
Liquidity	$1,145.8